Exhibit99.1

Apple REIT Six

Marriott

THIRD QUARTER September 30, 2007

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data )	Three Months ended Sept. 30, 2007	Three months ended Sept. 30, 2006	Nine months ended Sept. 30, 2007	Nine months ended Sept. 30, 2006
REVENUES
ROOM REVENUE	$64,532	$61,292	$182,808	$167,765
OTHER REVENUE	4,873	4,366	14,735	13,116

TOTAL REVENUES	$69,405	$65,658	$197,543	$180,881
EXPENSES
DIRECT OPERATING EXPENSE	$16,615	$16,196	$47,796	$46,357
OTHER HOTEL OPERATING EXPENSES	24,967	23,338	72,218	66,301
GENERAL AND ADMINISTRATIVE	1,211	939	3,962	3,125
DEPRECIATION	6,956	6,476	20,580	18,913
INTEREST, NET	447	589	1,679	1,890

TOTAL EXPENSES	$50,196	$47,538	$146,235	$136,586
NET INCOME	$19,209	$18,120	$51,308	$44,295

NET INCOME PER SHARE	$0.21	$0.20	$0.57	$0.50
funds from operations (a)
NET INCOME	$19,209	$18,120	$51,308	$44,295
DEPRECIATION OF REAL ESTATE OWNED	6,744	6,264	19,944	18,277

FUNDS FROM OPERATIONS	$25,953	$24,384	$71,252	$62,572

FFO PER SHARE	$0.29	$0.27	$0.80	$0.71
WEIGHTED-AVERAGE SHARES OUTSTANDING	89,704	89,545	89,525	88,619
OPERATING STATISTICS
OCCUPANCY	77%	79%	76%	76%
AVERAGE DAILY RATE	$117	$108	$114	$105
REVPAR	$90	$85	$86	$80
NUMBER OF HOTELS OWNED	67	67
DIVIDENDS PER SHARE	$0.22	$0.22	$0.66	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		September 30, 2007		December 31, 2006
ASSETS
INVESTMENT IN REAL ESTATE – NET		$822,434		$836,906
CASH AND CASH EQUIVALENTS		35,386		26,160
OTHER ASSETS		25,724		23,773

TOTAL ASSETS		$883,544		$886,839

LIABILITIES AND SHARE HOLDERS’ EQUITY
NOTES PAYABLE		$52,186		$53,660
OTHER LIABILITIES		10,860		7,133

TOTAL LIABILITIES		63,046		60,793
TOTAL SHAREHOLDERS’ EQUITY		820,498		826,046

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY		$883,544		$886,839

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles–GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2007 and the results of operations for the interim period ended September 30, 2007. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2006 Annual Report.

APPLE REIT SIX

Portfolio of hotels

ALABAMA	Birmingham, Dothan (2),
Huntsville (2), Montgomery,
Tuscaloosa (2)
ALASKA	Anchorage (3)
ARIZONA	Phoenix, Tempe (2)
CALIFORNIA	Arcadia (2), Bakersfield,
Folsom, Foothill Ranch,
Lake Forest, Milpitas,
Roseville, South San Francisco
COLORADO	Boulder, Glendale,
Lakewood
CONNECTICUT	Farmington, Rocky Hill,
Wallingford
FLORIDA	Clearwater, Lake Mary,
Lakeland, Orange Park,
Panama City, Pensacola (3),
Tallahassee
GEORGIA	Albany, Columbus,
Savannah, Valdosta
NEW JERSEY	Mt. Olive, Somerset
NEW YORK	Saratoga Springs
OREGON	Portland, Hillsboro (3)
PENNSYLVANIA	Pittsburgh
SOUTH CAROLINA	Myrtle Beach
TENNESSEE	Nashville
TEXAS	Arlington (2), Dallas,
Fort Worth (3), Laredo (2),
Las Colinas, McAllen
VIRGINIA	Fredericksburg
WASHINGTON	Mukilteo, Kent,
Redmond, Renton

DEAR SHAREHOLDER

GLADE M. KNIGHT

With year-end fast approaching, I would like to take this opportunity to provide you with our third quarter earnings report and reflect on property operations and industry trends that are positively affecting the value of your investment in Apple REIT Six, Inc. We have remained unyieldingly committed to our core goals of providing you with strong returns and increasing the value of your investment over time. Through the proficient operation of our properties and aggressive market strategies, it appears that 2007 will be an outstanding year of growth for the Company.

Operations at the 67 Marriott-and Hilton-branded hotels within our Apple REIT Six portfolio were strong during the third quarter of 2007. Average daily rate (ADR) for our 7,750 guestrooms grew to $117 during the third quarter of this year and $114 year-to-date, more than eight percent ahead of ADR for the same periods in 2006. Although occupancy levels were down slightly year over year, our strong ADR drove our revenue per available room for the third quarter of 2007 to $90, six percent ahead of the same period in 2006, and $86 year-to-date, nearly an eight percent increase year over year. Similar trends were evident industry-wide, due in large part to an increase in the total supply of hotel rooms which caused a flattening of occupancy levels. According to Smith Travel Research, at the end of September 2007, year-to-date, industry room supply had increased by 1.2 percent. Fortunately, consumer demand for rooms had paralleled that increase, allowing for a continued increase in nightly rates.

Our funds from operations (FFO) for the third quarter of this year were $26.0 million, or $0.29 per share and year-to-date were $71.3 million, or $0.80 per share. For the same periods in 2006 our FFO was $24.4 million ($0.27 per share) and $62.6 million ($0.71 per share), respectively. Since our inception, we have provided you with an eight percent annual dividend yield on your investment, based on an $11 share price. During the third quarter of this year, we paid a total of $0.22 per share.

We feel very fortunate to report that our Southern California properties were not in the path of the recent wildfires. We anticipate that in the weeks to come, our hotels in that area will provide accommodations for displaced families and individuals who will be assisting with the rebuilding of the area. Our thoughts go out to everyone affected by the tragedy.

In closing, we wish you a wonderful holiday season and a joyful new year. Our next shareholder communications will come to you next Spring in our 2007 Annual Report. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include; the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of upscale, extended-stay and select service hotels. Our hotels operate under the Courtyard® by Marriott ®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott® , SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to operate high-quality real estate that generates attractive returns for our shareholders. The portfolio consists of 67 hotels, containing a total of 7,750 guestrooms in 17 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitsix.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director, Investor Services

804-727-6321 or KClarke@applereit.com

COVER: MARRIOTT • REDMOND, WA

SHAREHOLDER LETTER:

MARRIOTT • BOULDER, CO

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hampton Inn and Suites®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.